DEED OF TRUST NOTE

$90,000,000.00 November __, 2017

FOR VALUE RECEIVED, RIVERFRONT HOLDINGS I, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of EAGLEBANK (the “Lender”), at 11961 Tech Road, Lower Level, Silver Spring, Maryland 20904, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, without defense, offset or counterclaim, the principal sum of Ninety Million and No/100 Dollars ($90,000,000.00), or so much thereof as may be advanced and outstanding hereunder or under the other Loan Documents (hereinafter defined), including without limitation any Protective Advances (hereinafter defined), together with interest as described below and in accordance with the following terms and provisions:

1.            Interest Rate.

a.        Commencing on the date hereof, the unpaid principal balance of this Deed of Trust Note (as the same may be amended, restated or supplemented from time to time, the “Note”) outstanding from time to time shall bear interest at the fixed interest rate of four and one-eighth percent (4.125%) per annum. Interest shall be calculated using a 360-day year, based upon the actual number of days for which the calculation is being made.

b. It is not intended hereby to charge interest at a rate in excess of the maximum legal rate of interest permitted to be charged under applicable law, but if, nevertheless, interest in excess of such rate shall be paid, then the rate imposed shall be reduced to such maximum legal rate and if, from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be deemed excessive interest shall be applied to the reduction of the outstanding principal balance hereunder when otherwise due and payable under the loan evidenced hereby (the “Loan”) pursuant to the Loan Documents and not to the payment of interest (and if no amounts are due and payable, same shall be held as additional collateral for the Loan).

2.            Payments. Payments of principal and interest shall be due and payable as follows:

a.             Commencing thirty (30) days after the date hereof and continuing on the same day of each month thereafter (the “Payment Date”) for forty-eight (48) months, monthly payments of interest only on the outstanding principal balance hereof shall be due and payable; and

b.            Commencing on the Payment Date of the forty-ninth (49th) month and continuing on the Payment Date of each and every month thereafter, payments of principal and interest shall be due and payable in substantially equal installments as determined by the Lender based upon a thirty (30) year amortization period; and

c.             If not sooner paid, the entire principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full one hundred twenty (120) months after the date hereof (the “Maturity Date”).

3.            Prepayment. For purposes of this section, “Year 1” shall be defined as the period from the date hereof to the first anniversary hereof, “Year 2” shall mean the subsequent twelve (12) month period, “Year 3” shall mean the twelve (12) months period following Year 2, and so forth. If all or any portion of the Loan is prepaid for any reason (excluding applications of any casualty or condemnation proceeds), the Borrower shall pay to Lender a prepayment fee equal to:

i               two percent (2.0%) of the outstanding principal balance of the Loan if the prepayment is made at any time during Year 1 or Year 2; and

ii              one percent (1.0%) of the outstanding principal balance of the Loan if the prepayment is made at any time during Year 3 through Year 8.

The Borrower may prepay the Loan in whole or in part without penalty at any time after Year 8. Partial prepayments shall be applied to installments of principal in their inverse order of maturity. Amounts prepaid may not be reborrowed.

Notwithstanding the foregoing, no prepayment fee shall be due or payable (i) in the event that, at any time during the Loan term, the Loan is refinanced through an EagleBank Federal Housing Administration Loan pursuant to underwriting criteria approved by EagleBank and subject to approval by EagleBank of refinancing terms, or (ii) pursuant to the provisions of Paragraph 6(a) of the Environmental Indemnity (hereinafter defined).

4.            Application of Payments. All payments of accrued interest and/or principal and interest hereon shall be payable in lawful money of the United States and in immediately available funds.  All payments received shall be applied: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any outstanding principal then due, if any; (iii) third to late charges, if any, then due and owing; (iv) fourth, to reasonable out-of-pocket attorneys’ fees and costs of collection of the Loan; and (v) fifth, absent an Event of Default, to Borrower (and otherwise to reduce the outstanding principal balance of the Note until such principal shall have been fully repaid); provided, however, following an Event of Default and until cured, if cured and if Lender accepts the cure, all payments shall be applied in any order determined by Lender in its sole discretion. All payments due hereunder shall be made without offset, demand (unless expressly required by this Agreement or another Loan Document), counterclaim, deduction, abatement, defense or recoupment, each of which Borrower hereby waives; provided payment shall not be deemed a waiver of defenses or counterclaims.

5.            Deposit Relationship. As a condition of the Loan, the Borrower shall maintain its primary operating account with the Lender throughout the term of the Loan.

6.            Loan Documents. This Note is issued pursuant to that certain Loan Agreement dated of even date herewith by and between the Borrower and Lender (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). The performance of the Borrower's obligations hereunder is secured by, among other things: (a) a Deed of Trust, Security Agreement and Fixture Filing of even date herewith (as the same may be amended, restated or supplemented from time to time, the “Deed of Trust”) from the Borrower for the benefit of the Lender, granting a lien on certain property owned by the Borrower and located in the District of Columbia, and more particularly described in the Deed of Trust (the “Property”), (b) an Assignment of Leases and Rents of even date herewith made by Borrower for the benefit of Lender (as the same may be amended, restated or supplemented from time to time, the “Leases Assignment”), (c) a Carve-Out Guaranty Agreement of even date herewith made by MidAtlantic Realty Partners, LLC, a Virginia limited liability company (the “Guarantor“) for the benefit of the Lender (as the same may be amended, restated or supplemented from time to time, the “Guaranty”), (d) an Environmental Indemnity Agreement of even date herewith made by Borrower and Guarantor for the benefit of Lender (as the same may be amended, restated or supplemented from time to time, the “Environmental Indemnity”) and (e) an Assignment of Property Management Contract and Subordination of Management Fees of even date herewith made by Borrower for the benefit of

Lender (as the same may be amended, restated or supplemented from time to time, the “Management Agreement Assignment”). This Note, the Loan Agreement, the Deed of Trust, the Leases Assignment, the Guaranty, the Environmental Indemnity, the Management Agreement Assignment and any other document executed or delivered by the Borrower and/or Guarantor in connection with the Loan shall be referred to herein as the “Loan Documents”.

7.            Default. An event of default shall occur hereunder if an Event of Default occurs under the Deed of Trust or the Loan Agreement. Upon the occurrence of an Event of Default hereunder that has not been cured within any applicable notice, grace and/or cure period under this Note or the other Loan Documents, the entire outstanding principal balance hereof, all accrued and unpaid interest under this Note and all other amounts payable hereunder and under the Loan Documents shall become immediately due and payable at the option of the Lender. Any delay by the Lender in exercising or any failure of the Lender to exercise the aforesaid option to accelerate the Maturity Date of the Loan with respect to an uncured Event of Default shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent Event of Default. Acceleration of maturity, once claimed hereunder by the holder hereof may be rescinded, at such holder's option, by written acknowledgment to that effect delivered to Borrower, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. After the occurrence of an Event of Default that has not been cured within any applicable notice, grace and/or cure period under this Note or the other Loan Documents, and until such Event of Default is cured, interest shall accrue on the outstanding principal balance hereunder at five percent (5%) plus the rate of interest then payable hereunder (the “Default Rate”) from the date of such Event of Default.

8.             Protective Advances. Lender may, but has no obligation to, make such Protective Advances as Lender may deem reasonably necessary or prudent following an Event of Default. “Protective Advances” shall mean all sums paid by the Lender and/or trustees under the Deed of Trust (or any of the other Loan Documents) to protect and/or preserve: (a) the priority, validity and/or enforceability of any of the liens granted to secure the Loan (the “Liens”) and the instruments evidencing or securing such Liens, and/or (b) the value of, or the security of, any of the collateral (the “Collateral”) securing the Loan, such advances to include, without limitation, advances with respect to taxes, assessments, water charges, mechanic’s liens, ground rents, insurance premiums, other reasonably required payments, liens or matters (including, but not limited to, environmental hazards), pertaining to, relating to, or affecting the Collateral or the value thereof. All such Protective Advances made by Lender shall be deemed added to the outstanding principal balance of the Loan and shall bear interest at the Default Rate until repaid.

9.             Late Charge. If any monthly installment amount due under the Note is not made within ten (10) days of its due date, Borrower shall pay to Lender a late charge equal to the lesser of five percent (5%) of such principal or interest payment then due or the maximum rate provided by law; provided, however, no late charge shall be due with respect to any payment due on the maturity date.

10.          Waiver; Extensions. Except as may be expressly provided for herein or in any of the other Loan Documents, the Borrower hereby waives presentment, demand, notice of dishonor, protest and all other exemptions provided debtors, to the extent permitted by applicable law. The Borrower agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Lender after the maturity thereof unless expressly agreed otherwise by Lender in writing after the date hereof.

11.          Collection Costs and Expenses. The Borrower shall pay all reasonable costs, fees and expenses incurred by the Lender (including reasonable attorneys’ fees) in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection on the occurrence of an Event of Default until cured, if cured and if Lender accepts the cure.

12.          Notices. All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by email (with a confirmation copy sent by a reputable overnight delivery service) to the following addresses:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue

Bethesda, Maryland 20814

Attn:       Matthew B. Leydig, Senior Vice President

Email: mleydig@eaglebankcorp.com

with a copy to:

Friedlander Misler, PLLC

5335 Wisconsin Avenue, NW, Suite 600

Washington, DC 20015

Attn: Leonard A. Sloan, Esq.

Email: Lsloan@dclawfirm.com

If to the Borrower, to:

Riverfront Holdings I, LLC

c/o MidAtlantic Realty Partners, LLC

3050 K Street, N.W.

Suite 125

Washington, DC 20007

Attn:       J. Richard Saas, Esq.

Email:       rsaas@MRPRealty.com

With a copy to:

Arnold & Porter Kaye Scholer LLP

601 Massachusetts Ave., N.W.

Washington, D.C. 20001-3743

Attn: Michael D. Goodwin, Esq.

Email:       Michael.Goodwin@apks.com

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, provided receipt is prior to 5:00 p.m. Eastern time on a business day and (b) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service). Any party may change such party's address by notifying the other parties of the new address in any manner permitted by this paragraph.

13.          Severability. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid, void, illegal or unenforceable in any respect, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

14.          Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or delegate its obligations hereunder without the prior written consent of the Lender.

15.          Waiver of Jury Trial. Borrower and Lender (by acceptance of this Note) irrevocably waive, to the maximum extent not prohibited by law, any right they may now or hereafter have to a trial by jury with respect to any litigation directly or indirectly arising out of or in connection with this Note or any of the Loan Documents.

16.          Governing Law; Amendment. This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflict of laws principles. This Note may not be waived, changed, amended, modified or discharged orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, amendment, modification or discharge is sought.

17.          Business Purpose. Borrower hereby represents and warrants to Lender that it is a business or commercial organization, and further represents and warrants that the loan evidenced hereby was made and transacted solely for the purpose of carrying on a business or an investment in real estate.

18.          Sealed Instrument. This Note is executed under seal and is intended to be a sealed instrument.

19.          Exculpation. Notwithstanding anything to the contrary in this Note or any other Loan Document, no person or entity owning directly or indirectly any legal or beneficial ownership in the Borrower, nor any direct or indirect partner, member, officer, director, shareholder, manager, employee, advisor, agent, consultant, fiduciary, investor, trustee, personal representative or affiliate of any of the foregoing shall have any personal liability under this Agreement and/or any other Loan Documents except as expressly set forth in the Guaranty and the Environmental Indemnity.

[signature on following page]

IN WITNESS WHEREOF, the Borrower has executed this Deed of Trust Note under seal as of the day and year first above written.

BORROWER:

RIVERFRONT HOLDINGS I, LLC

a Delaware limited liability company

By: Riverfront Investment Partners I LLC,

a Delaware limited liability company,

its Sole Member

By:	MRP SE Waterfront Residential LLC,

a District of Columbia limited liability

company, its Administrative Member

By: MidAtlantic Realty Partners, LLC, a

Virginia limited liability company,

its Managing Member

By: _________________[SEAL]

Name:

Title:

THIS IS TO CERTIFY that this is the Note described in a certain Deed of Trust, Security Agreement and Fixture Filing bearing even date herewith to Ryan A. Riel and Matthew B. Leydig, Trustees, to secure EAGLEBANK, secured on real property located in the District of Columbia.

Notary Public
(SEAL)
My Commission expires: